CODE OF BUSINESS CONDUCT AND ETHICS
                                       OF
                         NANOSCIENCE TECHNOLOGIES, INC.


EFFECTIVE DATE:  SEPTEMBER 20, 2005


                                  INTRODUCTION

         Nanoscience Technologies, Inc., a Nevada corporation (collectively with its direct and indirect U.S. subsidiaries, the "COMPANY"), expects that its directors, officers and employees will conduct themselves ethically and properly as a matter or course and comply with the guidelines set forth below.

         This Code of Business Conduct and Ethics (this "CODE") is prepared, in large part, due to the requirements of the Sarbanes-Oxley Act of 2002 and rules of the American Stock Exchange, NASD Stock Market and/or any exchange upon which the Company's stock may be traded and is applicable to the Company. Directors, officers and employees of foreign subsidiaries are also expected to act properly and consistent with country-specific guidelines developed for such subsidiaries.

         This Code exists to provide the Company's directors, officers, employees, shareholders, suppliers and members of the general public with an official statement as to how the Company conducts itself internally and in the marketplace and certain standards that the Company shall require of its directors, officers and employees.

         The Company's Compliance Officer on the Effective Date of this Code is Chief Operating Officer and the term "COMPLIANCE OFFICER", as used in this Code, refers to the Company's current Compliance Officer and any subsequent person appointed to that office.

                                     PURPOSE

         This Code is intended to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote the following:

o    Honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

o Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company;

o    Compliance with applicable governmental laws, rules and regulations;

o    The  prompt  internal   reporting  to  an  appropriate  person  or  persons
     identified in this Code for violations of this Code; and

o    Accountability for adherence to this Code.




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                                      SCOPE

         This Code applies to the Company's Chairman of the Board, Chief Executive Officer, Chief Financial Officer and persons performing similar functions as well as to all directors, officers and employees of the Company. As used herein, the term "EMPLOYEES" shall be deemed to include each of the foregoing persons unless specifically stated otherwise or unless the context clearly indicates otherwise.

                                POLICY PROVISIONS

         Under this Code, all Employees are expected to conduct business for the Company in the full spirit of honest and lawful behavior and shall not cause another Employee or non-Employee to act otherwise, either through inducement or coercion.

I.        CONFLICTS OF INTEREST AND OTHER MATTERS

         Conflicts of interest may arise when an Employee's position or responsibilities with the Company present an opportunity for personal gain apart from the normal compensation provided through employment. The following guidelines are provided:

         A.       PROTECTION AND PROPER USE OF COMPANY FUNDS AND ASSETS

         The assets of the Company are much more than its properties, facilities, equipment, corporate funds and computer systems; they include technologies and concepts, business strategies and plans, as well as information about its business. These assets may not be improperly used and/or used to provide personal benefits for an Employee. In addition, an Employee may not provide outside persons with assets of the Company for the Employee's personal gain or in such a manner as to be detrimental to the Company. An Employee should protect the Company's assets and ensure their efficient and proper use. Theft, carelessness and waste have a direct impact on the Company's profitability. All Company assets should be used for legitimate business purposes.

         B.       CONFIDENTIAL INFORMATION

         As part of an Employee's job, he/she may have access to confidential information about the Company, its Employees, agents, contractors, customers, suppliers and competitors. Unless released to the public by management, this information should not be disclosed to fellow Employees who did not have a business need to know or to non-Employees for any reason, except in accordance with established corporate procedures. Confidential information of this sort includes, but is not limited to, information or data on operations, business strategies and growth, business relationships, processes, systems, procedures and financial information.

         C. OUTSIDE FINANCIAL INTERESTS INFLUENCING AN EMPLOYEE'S DECISIONS OR ACTIONS

         An Employee should avoid any outside financial interest that might influence his or her decision or action on matters involving the Company or its businesses or property. Such interests include, among other things: (i) a significant personal or immediate family interest in an enterprise that has significant business relations with the Company; or (ii) an enterprise or contract with a supplier, service-provider or any other company or entity where the Employee or a member of the immediate family of the Employee is a principal or financial beneficiary other than as an Employee. All such interests should be disclosed by the Employee to the Company's Compliance Officer or if the Employee is the Compliance Officer, to the Chairman of the Board of Directors of the Company.


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

         D.       OUTSIDE ACTIVITIES HAVING NEGATIVE IMPACT ON JOB PERFORMANCE

         An Employee should avoid outside employment or activities that would have a negative impact on his or her job performance with the Company, or which are likely to conflict with the Employee's job or his or her obligations to the Company.

         E.       BUSINESS OPPORTUNITIES; COMPETITIVE INTERESTS; CORPORATE
                  OPPORTUNITIES

         No Employee may enter into any contract or arrangement, own any interest or be a director, officer or consultant in or for an entity which enters into any contract or arrangement (except for the ownership of non-controlling interests in publicly-traded entities) with the Company for the providing of services to the Company unless and until the material facts as to the relationship or interest and the contract or transaction are fully disclosed to the Company's Compliance Officer and approved by the Board of Directors. If approved by the Board of Directors, the Company's Compliance Officer shall provide written confirmation of the approval of said contract or transaction.

         Each Employee owes a duty to the Company to advance its legitimate interests when the opportunity arises to do so. The Employee should refrain from and shall be prohibited from: (i) taking for the Employee's or for Employee's personal benefit opportunities that could advance the interests of the Company or benefit the Company when such opportunities are discovered through the use of Company property, information or position; (ii) using Company property, information or position for personal gain; or (iii) competing with the Company.

II.      DEALING WITH SUPPLIERS, CUSTOMERS AND OTHER EMPLOYEES

         The Company obtains and keeps its business because of the quality of its operations. Conducting business, however, with another Employee, supplier or customer can pose ethical or even legal problems. The following guidelines are intended to help all Employees make the appropriate decision in potentially difficult situations.

         A.       BRIBES AND KICKBACKS

         No Employee may ever accept or pay bribes, kickbacks or other types of unusual payments from or to any organization or individual seeking to do business with, doing business with or competing with the Company.

         B.       GIFTS

         An Employee may accept gifts or entertainment of nominal value as part of the normal business process if public knowledge of the Employee's acceptance could cause the Company no conceivable embarrassment. Even a nominal gift and/or entertainment should not be accepted if it might appear to an observer that the gift and/or entertainment would influence the Employee's business decisions. The term "NOMINAL VALUE" applies to the amount of the gift and/or its frequency; i.e., frequent gifts, even if of nominal value, are unacceptable. The term "ENTERTAINMENT" includes, but is not limited to, meals, charitable and sporting events, parties, plays and concerts. If you have any questions about the acceptance of entertainment or gifts, ask the Company's Compliance Officer or if it involves the Compliance Officer, the Chief Executive Officer for advice.


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

         C.       TRAVEL AND ENTERTAINMENT EXPENSES

         An Employee must comply with the Company's policy on travel and entertainment expenses as set forth in the Company's policies and procedures, as the same may be amended or supplemented from time to time.

         D.       RELATIONS WITH GOVERNMENT PERSONNEL

         The Company will not offer, give or reimburse expenses for entertainment or gratuities (including transportation, meals at business meetings or tickets to sporting or other events) to government officials or to Employees who are prohibited from receiving such by applicable government regulations.

         E.       PAYMENTS TO AGENTS, CONSULTANTS, DISTRIBUTORS, CONTRACTORS

         Agreements with agents, sales representatives, distributors, contractors and consultants should be in writing and should clearly and accurately set forth the services to be performed, the basis for earning the commission or fee involved and the applicable rate or fee. Payments should be reasonable in amount and not excessive in light of the practice in the trade and commensurate with the value of services rendered.

         F.       FAIR DEALING

         Each Employee should endeavor to deal fairly with the Company's customers, suppliers, competitors and other Employees.

III.     BOOKS AND RECORDS

         False or misleading entries shall not be made in any reports, ledgers, books or records of the Company nor shall any misrepresentation be made regarding the content thereof. No Employee may engage in an arrangement that in any way may be interpreted or construed as misstating or otherwise concealing the nature or purpose of any entries in the books and records of the Company. No payment or receipt on behalf of the Company may be approved or made with the intention or understanding that any part of the payment or receipt is to be used for a purpose other than that described in the documents supporting the transaction.

IV.      COMPETITIVE PRACTICES

         As a vigorous competitor in the marketplace, the Company seeks economic knowledge about its competitors; however, it will not engage nor will any Employee cause it to engage in illegal acts to acquire a competitor's trade secrets, financial data, information about company facilities, technical developments or operations.

V.       POLITICAL ACTIVITIES & CONTRIBUTIONS

         The Company encourages each of its Employees to be good citizens and to participate in the political process. Employees should, however, be aware that:
(1) federal law and the statutes of some states in the U.S. prohibit the Company from contributing, directly or indirectly, to political candidates, political parties or party officials; and (2) An Employee who participates in partisan political activities should ensure that the Employee does not leave the impression that the Employee speaks or act for the Company.


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


VI.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         The Company proactively promotes compliance by all Employees with applicable laws, rules and regulations of any governmental unit, agency or divisions thereof and the rules and regulations of the American Stock Exchange, The NASD Stock Market and/or any exchange upon which the Company's stock may be traded. The Company requires its Employees to abide by the provisions of applicable law on trading on inside information and all Employees are directed to refrain from trading in the Company's stock based on inside information. The Company requires its Employees to abide by applicable law and the Company's procedures with respect to periods of time within which all or some cross-section of the Company's Employees will be prevented from trading in the Company's stock. The Company requires each Employee to abide by applicable law and the Company's policies with respect to disclosures of material non-public information, including, without limitation, Regulation FD under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

VII.     PROTECTION OF EMPLOYEES FROM REPRISAL FOR WHISTLEBLOWING
         ("WHISTLEBLOWING POLICY")

         A.       PURPOSE

         To encourage Employees to report Alleged Wrongful Conduct.

         To prohibit supervisory personnel from taking Adverse Personnel Action (as hereinafter defined) against an Employee as a result of the Employee's good faith disclosure of Alleged Wrongful Conduct (as hereinafter defined) to a Designated Company Officer or Director (as hereinafter defined) or to the Company's Audit Committee. An Employee who discloses and subsequently suffers an adverse Personnel Action as a result is subject to the protection of this Whistleblowing Policy.

         B.       APPLICABILITY

         An Employee who discloses Alleged Wrongful Conduct, as defined in this Whistleblowing Policy, and, who, as a result of the disclosure, is subject to an Adverse Personnel Action.

         C.       WHISTLEBLOWING POLICY

         Each Employee is encouraged promptly to report Alleged Wrongful Conduct. No Adverse Personnel Action may be taken against an Employee in Knowing Retaliation (as hereinafter defined) for any lawful disclosure of information to a Designated Company Officer or Director or to the Company's Audit Committee, which information the Employee in good faith believes evidences: (i) a violation of any law; (ii) fraudulent or criminal conduct or activities; (iii) questionable accounting or auditing matters or matters; (iv) misappropriation of Company funds; or (v) violations of provisions of this Code (such matters being collectively referred to herein as "ALLEGED WRONGFUL CONDUCT").

         No supervisor, officer, director, department head or any other Employee with authority to make or materially influence significant personnel decisions shall take or recommend an Adverse Personnel Action against an Employee in Knowing Retaliation for disclosing Alleged Wrongful Conduct to a Designated Company Officer or Director or to the Company's Audit Committee.

         D.       DEFINITIONS

         In addition to other terms as defined above, the terms set forth on EXHIBIT A attached hereto shall have the meanings set forth thereon for purposes of this Whistleblowing Policy.


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

         E.       MAKING A DISCLOSURE

         An Employee who becomes aware of Alleged Wrongful Conduct is encouraged to make a Disclosure to a Designated Company Officer or Director or to the Company's Audit Committee as soon as possible.

         F.       LEGITIMATE EMPLOYMENT ACTION

         This Whistleblowing Policy may not be used as a defense by an Employee against whom an Adverse Personnel Action has been taken for legitimate reasons or cause. It shall not be a violation of this Whistleblowing Policy to take Adverse Personnel Action against an Employee whose conduct or performance warrants that action separate and apart from the Employee making a disclosure.

         G.       WHISTLEBLOWING STATUTES

         An Employee's protection under this Whistleblowing Policy is in addition to any protections such Employee may have pursuant to any applicable state or federal law and this Whistleblowing Policy shall not be construed as limiting any of such protections.

VIII. AUDIT COMMITTEE PROCEDURES - RECEIPT, RETENTION AND TREATMENT OF COMPLAINTS REGARDING ACCOUNTING, INTERNAL ACCOUNTING CONTROLS OR AUDITING MATTERS

         Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the Company's Audit Committee (and in absence of an Audit Committee, the Company's Board of Directors) has established the following procedures for the receipt, retention and treatment of complaints by an Employee regarding the Company's accounting, internal accounting controls or auditing matters.

         A.       PURPOSE

         To promote and encourage Company Employees to report complaints, problems or questionable practices relative to accounting, internal accounting controls or auditing matters (collectively referred to herein as "ACCOUNTING CONCERNS").

         B.       APPLICABILITY

         All Employees.

         C.       PROCEDURES

         Any Employee who has, knows of or has reason to know or suspect the existence of any Accounting Concern is encouraged to report such Accounting Concern, promptly and in writing, to the Company's Compliance Officer and the Audit Committee (and in the absence of the Audit Committee, the Company's Board of Directors) at the following address:

         Compliance Officer
         Nanoscience Technologies, Inc.
         45 Rockefeller Plaza, Suite 2000 #43
         New York, NY 10111-2000



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         with a copy to:

         Chairman of the Board of Directors
         Nanoscience Technologies, Inc.
         45 Rockefeller Plaza, Suite 2000 #43
         New York, NY 10111-2000

         Submissions by an Employee of Accounting Concerns may be signed by the Employee or may be anonymous. Submissions by an Employee of Accounting Concerns should be sufficiently detailed so as to provide the necessary information to the Company's Audit Committee as to the nature of the Accounting Concerns, the violation or potential violation of any federal or state law or regulation or the nature of any questionable accounting or auditing practice or matter. Employees are encouraged to include as much factual data as possible in any submissions of Accounting Concerns and an Employee shall not utilize the submission of an Accounting Concern for the sole purpose of harassing another Employee. Submissions by an Employee of Accounting Concerns shall be copied by the Compliance Officer and retained in a file entitled "Accounting Concerns Report File" to be kept separate from the files of the Company's Accounting Department.

         The Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) shall review and investigate or cause to be investigated each submission by an Employee of Accounting
Concerns that suggests any violation of Company policies, violation of any federal or state laws or regulations or any questionable accounting or auditing practice or matter. The Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) may utilize the services of the Company's outside legal counsel in any such investigations. In the event the Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) shall determine that any Accounting Concern is of sufficient veracity and significance so as to mandate any action by the Company, the Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) shall report the Accounting Concern to the Audit Committee and, if necessary, to the Company's Board of Directors with a recommendation as to specific action to be taken. In extreme cases where an Accounting Concern has been reported that involves a violation or potential violation of federal or state laws or regulations and the Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) has determined that such report is accurate or that sufficient evidence exists to create a significant concern as to whether such violation has occurred or will occur, the Chairman of the Audit Committee (or in the absence of an Audit Committee, the Chairman of the Board of Directors) may report such Accounting Concern to the appropriate government authority.

         D.       PROTECTIONS

         An Employee who submits reports of Accounting Concerns shall be entitled to the protection of the Whistleblowing Policy set forth above.

IX.      PUBLIC COMPANY REPORTING

         As a public company, it is important that the Company's filings with the Securities and Exchange Commission (the "SEC") and other public disclosures of information be complete, fair, accurate and timely. An Employee of the Company may be called upon to provide necessary information to ensure that the Company's public reports are complete, fair and accurate. The Company expects each officer, director and other Employee to take this responsibility seriously and to provide prompt, complete, fair and accurate responses to inquiries with respect to the Company's public disclosure requirements. With respect to the officers, directors and other Employees who may be participating in the preparation of



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reports, information,  press releases, forms or other information to be publicly disclosed through filings with the SEC or as mandated by the SEC, such officers, directors and other Employees are expected to use their diligent efforts to ensure that such reports, press releases, forms or other information are complete, fair, accurate and timely.

X.       COMPLIANCE AND DISCIPLINE

         All Employees are required to comply with this Code. An Employee is expected to report violations of this Code and assist the Company, when necessary, in investigating violations.

         Failure to comply with this Code will result in disciplinary action that may include suspension, termination, referral for criminal prosecution and/or reimbursement to the Company for any losses or damages resulting from the violation. The Company reserves the right to terminate any Employee immediately for a single violation of this Code.

         An Employee may be asked from to time to reaffirm the Employee's understanding of and willingness to comply with this Code by signing an appropriate certificate (see Appendix A).

XI.      ADOPTION, AMENDMENT AND WAIVER

         A.       ADOPTION AND AMENDMENT

         This Code has been adopted by the Company's Board of Directors and may be changed, altered or amended at any time. The interpretation of any matter with respect to this Code by the Board of Directors shall be final and binding.

         B.    WAIVER

         Waivers of the provisions of this Code may be granted or withheld from time to time by the Company in its sole discretion. Waivers are only effective if set forth in writing after full disclosure of the facts and circumstances surrounding the waiver. Waivers for the benefit of directors and executive officers must be approved by the Board of Directors and will be publicly disclosed by the Company. All other waivers may be approved by the Compliance Officer and may be publicly disclosed by the Company.

XII.     NO EMPLOYMENT CONTRACT

         Nothing contained herein shall be construed as limiting the Company's right to terminate an Employee immediately for any reason. This Code does not provide any guarantees of continued employment, nor does it constitute an employment contract between the Company and any Employee.





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



                                   APPENDIX A

                               EMPLOYEE STATEMENT

         I acknowledge having received a copy of the Company's Code of Business Conduct and Ethics. I have read it completely and I understand that the Code applies to me. I understand the Code does not constitute an employment contract and I agree to comply fully with each of the provisions of the Code, including such changes to the Code as the Company may announce from time to time. I have reviewed with my supervisor or the Compliance Officer any matters concerning ownership or other activities which are required to be disclosed to the Company by the Code.

EMPLOYEE NAME ________________________________________________

EMPLOYEE SIGNATURE ___________________________________________

DATE _________________________________________________________













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



                                    EXHIBIT A

                     DEFINED TERMS -- WHISTLEBLOWING POLICY


1. "ADVERSE PERSONNEL ACTION": an employment-related act or decision or a failure to take appropriate action by a supervisor or higher level authority which affects an Employee negatively as follows:

(a) Termination of employment;
(b) Demotion;
(c) Suspension;
(d) Written reprimand;
(e) Retaliatory investigation;
(f) Decision not to promote;
(g) Receipt of an unwarranted performance rating;
(h) Withholding of appropriate salary adjustments;
(i) Elimination of the Employees' position, absent an overall reduction in work force, reorganization, or a decrease in or lack of sufficient funding, monies, or work load; or
(j) Denial of awards, grants, leaves or benefits for which the Employee is then eligible.


2. "DISCLOSURE": oral or written report by an Employee to a Designated Company Officer or Director or to the Company's Audit Committee of Alleged Wrongful Conduct.

3. "KNOWING RETALIATION": An Adverse Personnel Action taken by a supervisor or other authority against an Employee where such Employee's prior disclosure of Alleged Wrongful Conduct is a direct or indirect reason or basis for the Adverse Personnel Action.

4. "Designated Company Officer or Director": The Company's Compliance Officer, any executive officer of the Company of the level of Vice President or above and any member of the Company's Board of Directors.




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